SVPC CIRCUIT SYSTEMS, INC.


                        PURCHASE OF ASSETS OF


                         H.O.T.L.R.T., INC.
                d/b/a SILICON VALLEY PRINTED CIRCUITS


                       AS OF DECEMBER 1, 1998


                      ASSET PURCHASE AGREEMENT

                            BY AND AMONG

      H.O.T.L.R.T., INC. d/b/a SILICON VALLEY PRINTED CIRCUITS,

                         THOMAS L. ROGOTZKE,

                       RICHARD T. LEBHERZ, and

                          HERSHEL O. PETTY

                                 AND

                     CIRCUIT SYSTEMS, INC., and

                     SVPC CIRCUIT SYSTEMS, INC.


                    DATED AS OF DECEMBER 1, 1998

                          TABLE OF CONTENTS

                                                               Page
  RECITALS........................................................1

  ARTICLE I - PURCHASE AND SALE
            1.1  Purchased Assets.................................1
            1.2  Excluded Assets..................................3
            1.3  Assumed Liabilities..............................3
            1.4  Excluded Liabilities.............................3

  ARTICLE II - PURCHASE PRICE
            2.1  Purchase Price...................................4
            2.2  Allocation of Purchase Price.....................4

  ARTICLE III - CLOSING
            3.1  Closing Date.....................................4
            3.2  Payment of the Purchase Price....................4
            3.3  Buyer's Additional Deliveries....................5
            3.4  SVPC's Deliveries................................5

  ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SVPC AND THE
        SHAREHOLDERS
            4.1  Corporate Status.................................6
            4.2  Power and Authority..............................7
            4.3  Enforceability...................................7
            4.4  No Restrictions..................................7
            4.5  Capitalization of SVPC; Shareholders.............7
            4.6  No Violation.....................................7
            4.7  Records..........................................8
            4.8  Financial Statements.............................8
            4.9  Changes Since the Current Balance Sheet Date.....8
            4.10 Liabilities......................................9
            4.11 Litigation..................................... 10
            4.12 Environmental Matters...........................10
            4.13 Real Estate.....................................17
            4.14 Good Title to, Condition of and Adequacy of
             Purchased Assets....................................19
            4.15 Compliance with Laws............................19
            4.16 Labor and Employment Matters....................20
            4.17 Employee Benefit Plans..........................20
            4.18 Tax Matters.....................................23
            4.19 Insurance.......................................24
            4.20 Receivables.....................................24
            4.21 Licenses and Permits............................25
            4.22 Relationships with Customers and Suppliers;
                 Affiliated Transactions.........................25
            4.23 Intellectual Property...........................25
            4.24 Contracts.......................................26
            4.25 Accuracy of Information Furnished to CSI........27
            4.26 Business Locations..............................27
            4.27 Names; Prior Acquisitions.......................27
            4.28 No Commissions..................................27
            4.29 Inventory.......................................27
            4.30 Product Warranty................................28

  ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER
            5.1  Corporate Status................................28
            5.2  Corporate Power and Authority...................28
            5.3  Enforceability..................................29
            5.4  No Commissions..................................29
            5.5  Financial Information...........................29
            5.6  Capitalization..................................29
            5.7  New Permits.....................................29
            5.8  Waiver of Bulk Sales Compliance ................29
            5.9  Reliance on Information Furnished...............30

  ARTICLE VI - INDEMNIFICATION
            6.1  Agreement by SVPC and the Shareholders to
                 Indemnify.......................................30
            6.2  Conditions of Indemnification of Buyer..........32
            6.3  Agreement by Buyer to Indemnify.................33
            6.4  Conditions of Indemnification of SVPC and
                 Shareholders....................................34
            6.5  Effect of Insurance and Taxes...................35
            6.6  Minimum Threshold for Indemnification...........36
            6.7  Security for Indemnification Obligation.........36
            6.8  Collection of Receivables.......................36

  ARTICLE VII - ADDITIONAL AGREEMENTS
            7.1  Further Assurances..............................37
            7.2  Compliance with Covenants.......................37
            7.3  Cooperation.....................................37
            7.4  Tax Treatment...................................37
            7.5  Restrictive Covenants...........................37
            7.6  Taxes and Transfer Taxes........................39
            7.7  Other Agreements................................39
            7.8  Employment Procedure............................39
            7.9  Corporate Name Change...........................40
            7.10 Payments of Accounts Receivable.................40
            7.11 New Permits.....................................40
            7.12 Environmental Covenants of SVPC.................40
            7.13 Environmental Covenants of Buyer................40
            7.14 Incentive Compensation Plan.....................41
            7.15 Business Expansion Plan.........................41
            7.16 Buyer's Promissory Notes and Guaranty ..........41
            7.17 Notes Receivable from Shareholders .............41

  ARTICLE VIII - DEFINITIONS
             8.1 Defined Terms...................................42
             8.2 Other Definitional Provisions...................46

  ARTICLE IX - GENERAL PROVISIONS
             9.1  Survival of Obligations........................46
             9.2  Confidential Nature of Information.............47
             9.3  No Public Announcement.........................47
             9.4  Notices........................................47
             9.5  Successors and Assigns.........................49
             9.6  Access to Records after Closing................49
             9.7  Entire Agreement; Amendments...................49
             9.8  Interpretation.................................49
             9.9  Waivers........................................50
             9.10 Expenses.......................................50
             9.11 Partial Invalidity.............................50
             9.12 Execution in Counterparts......................50
             9.13 Further Assurances.............................50
             9.14 Destruction of Information.....................50
             9.15 Time of Essence................................51
             9.16 Governing Law; Submission to Jurisdiction......51

                          INDEX OF EXHIBITS

       Exhibit A Opinion of Counsel to Buyer
       Exhibit B Opinion of Counsel to SVPC and the Shareholders
       Exhibit C Bill of Sale
       Exhibit D Employment Agreements
       Exhibit E Incentive Compensation Plan
       Exhibit F Buyer's Promissory Notes and Guaranty

                         INDEX OF SCHEDULES

       Schedule 1.2(c) Other Excluded Assets
       Schedule 2.1 Subordinated Term Note and Guaranty
       Schedule 4.5 Capitalization of SVPC; Shareholders
       Schedule 4.6 Violations; Conflicts; etc.
       Schedule 4.8 Financial Statements
       Schedule 4.9 Changes since the Current Balance Sheet Date
       Schedule 4.10 Liabilities
       Schedule 4.11 Litigation
       Schedule 4.12 Environmental Matters
       Schedule 4.13(a) Owned Premises
       Schedule 4.13(b) Leased Premises
       Schedule 4.13(c) Additional Locations
       Schedule 4.14 Title to and Condition of Assets
       Schedule 4.15 Compliance with Laws
       Schedule 4.16 Labor and Employment Matters
       Schedule 4.17 Employee Benefit Plans
       Schedule 4.18 Tax Matters
       Schedule 4.19 Insurance
       Schedule 4.20 Receivables
       Schedule 4.21 Licenses and Permits
       Schedule 4.22 Relationships with Customers and Suppliers
       Schedule 4.23 Intellectual Property
       Schedule 4.24 Purchased Contracts
       Schedule 4.26 Accuracy of Information
       Schedule 4.27 Names
       Schedule 4.28 Commissions

                        ASSET PURCHASE AGREEMENT

            This Asset Purchase Agreement (the "Agreement") is entered into effective as of December 1, 1998, by and among Circuit Systems, Inc., an Illinois corporation ("CSI"), and SVPC Circuit Systems, Inc., a California corporation and a wholly-owned subsidiary of CSI ("SVCS") ("SVCS," together with "CSI," constitute "BUYER"); and H.O.T.L.R.T., Inc. d/b/a Silicon Valley Printed Circuits, a California Corporation ("SVPC"); Thomas L. Rogotzke, Richard T. Lebherz, and Hershel O. Petty, being the shareholders of SVPC (Rogotzke, Lebherz, and Petty are hereinafter sometimes referred to individually as "SHAREHOLDER" and collectively as "SHAREHOLDERS") ("SVPC," together with "SHAREHOLDERS," constitute "SELLERS").


                          R E C I T A L S:

       A. SVPC is engaged in the business of manufacturing printed circuit boards with emphasis on quick turnaround production for both prototype and low-to-medium volume orders (the "BUSINESS").

       B. SVPC desires to sell to Buyer, and Buyer desires to purchase from SVPC, on a going- concern basis, substantially all of SVPC's assets, properties, and Business, other than certain excluded assets, all on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:


                              ARTICLE I

                          PURCHASE AND SALE

       1.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, SVPC shall sell, transfer, assign, convey, and deliver to Buyer, and Buyer shall purchase from SVPC, on a going-concern basis, free and clear of all Liens (except for Permitted Liens), all of the Business and operations of SVPC related to the Business and, except for the Excluded Assets as set forth in Section 1.2 hereof, all of the assets and properties of SVPC of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used or useable in connection with the Business as the same shall exist on the Closing Date (collectively, the "PURCHASED ASSETS"), including, without limitation, all right, title, and interest of SVPC in, to, and under:

            (a) All of the assets reflected on the Balance Sheet, including, without limitation, the Receivables identified on Schedule 4.20, and those assets acquired subsequent to the Balance Sheet Date (as hereinafter defined), except those assets disposed of or converted into cash after the Balance Sheet Date in the Ordinary Course of Business;

            (b) All cash and cash equivalents on hand and in banks, including checks deposited for collection.

            (c) All raw materials, supplies, parts, work-in progress, finished goods and other materials (including all such materials subject to a consignment relationship) included in the inventory of the Business (the "INVENTORY");

            (d)  The Permits listed in Schedule 4.21;

            (e) The Purchased Contracts identified in Schedule 4.24, as well as all contracts-in-process;

            (f) The real property parcels commonly known as 3571-3581 Thomas Road, Santa Clara, California 95054; including any rights and easements of SVPC related thereto, as more fully described or referred to in Schedule 4.13(a) (the "OWNED PREMISES");

            (g) The trademarks, trade names, service marks, and copyrights, which SVPC owns or has the right to use (and all goodwill associated therewith), registered or unregistered, and the applications for registration thereof, and the patents and applications therefor, and the licenses relating to any of the foregoing listed in Schedule 4.23 (as further defined in Section 4.23, the "INTELLECTUAL PROPERTY");

            (h) All mailing lists, customer lists, subscriber lists, processes, computer software, manuals or business procedures, trade secrets, designs, engineering drawings and reports, know-how and other proprietary or confidential information used in or relating to the Business;

            (i) All books and records (including all data and other information stored on discs, tapes, or other media) of SVPC relating to the assets, properties and operations of the Business;

            (j) All of SVPC's rights, claims, or causes of action against third parties relating to the assets, properties, or operations of the Business arising out of transactions occurring prior to the Closing Date;

            (k) All of SVPC's interest in and to all telephone and telephone facsimile numbers, Internet website, and other directory listings of the Business and any assumed or fictitious names related to the Business;

            (l) All prepaid expenses and deposits that benefit the Buyer after the Closing Date; and

            (m) All other assets, properties and rights specifically set forth in the Agreement as being sold, transferred or assigned to, or purchased by, Buyer.


       1.2  Excluded Assets.  Notwithstanding the provisions of  Section
  1.1, the Purchased Assets shall not include the following (herein referred to as the "EXCLUDED ASSETS"):

            (a) All corporate minute books and stock transfer books and the corporate seal of SVPC; and

            (b)  The assets listed on Schedule 1.2(b).

       1.3  Assumed Liabilities.    On  the Closing  Date,  Buyer  shall
  assume  and  agree   to  discharge  the   following  obligations   and
  liabilities SVPC:

            (a) All of the accounts and notes payable and accrued expenses of SVPC reflected on the Balance Sheet, except those liabilities subsequently discharged, and all liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date including, but not limited to, warranty work.

             (b) All obligations of SVPC to be paid or performed on or after the Closing Date under the Purchased Contracts; except: to the extent such liabilities and obligations, but for a breach or default by SVPC, would have been paid, performed, or otherwise discharged on or prior to the Closing Date or to the extent such liabilities and obligations arise out of any such breach or default; and

            (c) All sales, use and property transfer taxes, and other costs (including, but not limited to, escrow charges, title fees and the like) relating to the transfer of the Owned Premises, incurred by SVPC as a result of this transaction.

            All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "ASSUMED LIABILITIES."

       1.4 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform, or otherwise discharge any liability or obligation of SVPC, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer (all such liabilities and obligations not being assumed are herein referred to as the "EXCLUDED LIABILITIES") and, notwithstanding anything to the contrary in Section 1.3, none of the following shall be "ASSUMED LIABILITIES" for purposes of this Agreement:

            (a) Any liabilities of SVPC in respect of taxes of SVPC for which SVPC is liable pursuant to Section 4.18;

            (b) Any legal and accounting firm costs and expenses incurred by SVPC or the Shareholders in excess of $10,000 each incident to its negotiation and preparation of this Agreement from and after August 25, 1998 and its performance and compliance with the agreements and conditions contained herein;

            (c) Any liabilities or obligations in respect of any Excluded Assets;
            (d) Any other liabilities of any kind or nature whatsoever other than those described in Section 1.3;

            (e)  Any federal or state tax liability of the Shareholders;
  and

            (f) Any liabilities of SVPC related to the Employer Benefit Plans pursuant to Section 4.17 including, but not limited to, premiums, claims, penalties for late ERISA filings and the like.

                             ARTICLE II

                           PURCHASE PRICE

       2.1 Purchase Price. The purchase price (the "PURCHASE PRICE") for the Purchased Assets shall be $7,000,000, consisting of:
  $3,000,000 in the form of a Short Term Note (the "Short Term Note) and $4,000,000 in the form of a subordinated term note ("Subordinated Note"), both guaranteed by CSI ("Guaranty") copies of which Short Term Note, Subordinated Note, and Guaranty are attached hereto on Schedule 2.1.

       2.2 Allocation of Purchase Price. The Purchase Price shall be allocated for tax purposes among the Purchased Assets in such amounts as Buyer may reasonably request, in accordance with generally accepted accounting principles. Such allocations shall be accepted by the parties in writing at Closing and shall be binding on the parties. SVPC shall sign and submit all necessary forms to report this transaction for federal and state income tax purposes in accordance with that allocation and shall not take a position for tax purposes inconsistent therewith.


                             ARTICLE III

                               CLOSING

       3.1 Closing Date. The Closing of the transactions contemplated by this Agreement shall be on the date hereof at the office of SVPC, Santa Clara, California ("CLOSING DATE"). The Closing shall be deemed to be effective as of 12:01 a.m. (Chicago time) on December 1, 1998 (the "EFFECTIVE TIME").

       3.2 Payment of the Purchase Price. Subject to fulfillment or waiver of the conditions set forth in Article VII, the Purchase Price shall be payable by Buyer to SVPC at Closing as follows: Buyer shall:


            (a) pay to SVPC $3,000,000 by certified check or by wire-transfer of funds; and

            (b)  deliver to SVPC the Subordinated Note and Guaranty.

       3.3  Buyer's Additional  Deliveries.    At  Closing  Buyer  shall
  deliver to SVPC all the following:

            (a)  A  certificate  of  the   Secretary  or  an   Assistant
  Secretary of each of CSI and SVCS, dated as of the Closing Date, in form and substance reasonably satisfactory to SVPC, as to:

                 (i) the resolutions of the Board of Directors of CSI or SVCS, as applicable, authorizing the execution and performance of this Agreement, the Other Agreements and the transactions contemplated thereby; and

                 (ii) incumbency and signatures of the officers of CSI or SVCS, as applicable, executing this Agreement and the Other Agreements;

            (b) The Other Agreements, each duly executed by each of CSI and SVCS, as applicable;

            (c) Such other documents as SVPC may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer;

            (d) A Certificate of Good Standing and Certificate of Status Domestic Corporation, issued by the Secretary of State of Illinois and California, with respect to each of CSI and SVCS, respectively, dated no earlier than thirty (30) days prior to the Closing Date;

            (e) An opinion of counsel to Buyer in substantially the form contained in Exhibit A;

            (f) The Employment Agreement for each of the Shareholders executed by an authorized officer of SVCS in substantially the form contained in Exhibit D; and

            (g) Promissory Notes (and Guaranty) for the Shareholders in substantially the form contained in Exhibit F, in exchange for existing notes to Shareholders in the same amount.

       3.4  SVPC's Deliveries.   At  Closing SVPC  and the  Shareholders
  shall deliver to Buyer the following:

            (a)  A  certificate  of  the   Secretary  or  an   Assistant
  Secretary of SVPC, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to:

                 (i) the resolutions of the Board of Directors and shareholders of SVPC authorizing the execution and performance of this Agreement, the Other Agreements and the transactions contemplated thereby; and

                 (ii) incumbency and signatures of the officers of SVPC executing this Agreement and the Other Agreements.

            (b) Opinions of counsel to SVPC and the Shareholders substantially in the form contained in Exhibit B;

            (c) The Bill of Sale duly executed by SVPC in substantially the form contained in Exhibit C;

            (d) The Employment Agreements executed by each of the Shareholders in substantially the form contained in Exhibit D;

            (e) Certificates of title or origin (or like documents) with respect to any vehicles or equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

            (f) The consents, waivers or approvals obtained by SVPC with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement, if any;

            (g) Certificate of Status Domestic Corporation issued by the Secretary of State of California with respect to SVPC, dated no more than thirty (30) days prior to the Closing Date;

            (h)  UCC-3  termination  statements   or  other   applicable
  releases relating to any Liens other than Permitted Liens; and

            (i) Landlord's waiver and consent forms for the Leased Premises, if required by Buyer's lender;

            (j) Existing notes to Shareholders, in exchange for Buyer's Promissory Notes (and Guaranty) in the same amount; and

            (k) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

            In addition to the above deliveries, SVPC and the Shareholders shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

                             ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF SVPC AND THE SHAREHOLDERS

            As a material inducement to CSI and SVCS to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders and SVPC hereby jointly and severally make the following representations and warranties to CSI and SVCS:

       4.1 Corporate Status. SVPC is a corporation duly organized, legally existing and in good standing, and has filed all required annual reports and paid all required franchise and other taxes and fees, under the laws of the State of California. SVPC has the requisite power and authority to own or lease its property and to carry on its Business as now being conducted. SVPC has not qualified to transact business as a foreign corporation in any other jurisdiction. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency, or rehabilitation of SVPC.

       4.2 Power and Authority. SVPC and each of the Shareholders have the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. SVPC has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the
  Shareholders is a resident of the State of California and has the requisite competence to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby.

       4.3 Enforceability. This Agreement and each of the Other Agreements has been or will have been at the time of Closing duly executed and delivered by SVPC and the Shareholders and constitutes or will constitute the legal, valid, and binding obligation of each of them, enforceable against them in accordance with their respective terms.

       4.4 No Restrictions. There are no proxies, voting rights, Contracts, or other agreements or understandings with respect to the voting of shares in SVPC or the transfer of the Purchased Assets other than as set forth in this Agreement.

       4.5 Capitalization of SVPC; Shareholders. The Shareholders are the holders beneficially and of record of all issued and outstanding shares of capital stock of SVPC, and the Shareholders own such shares as set forth on Schedule 4.5, free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 4.5.

       4.6 No Violation. Except as set forth on Schedule 4.6, the execution and delivery of this Agreement by SVPC and each of the Shareholders, the performance by each of them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not:

            (a)  contravene   any   provision   of   the   Articles   of
  Incorporation or Bylaws of SVPC;

            (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against SVPC or the Shareholders;

            (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against SVPC or the Shareholders;

            (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of SVPC; or

            (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other securities or exchange filings required to be made by CSI.

       4.7 Records. The copies of the respective certificate of incorporation and bylaws of SVPC which were provided to CSI are true, accurate, and contained all written minutes of meetings and reflect all amendments made through the date of this Agreement. The minute books for SVPC provided to CSI for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of SVPC taken by written consent or at a meeting within five (5) years prior to the date hereof. All material corporate actions taken by SVPC have been duly authorized or ratified. All accounts, books, ledgers, and official and other records of SVPC within five (5) years of the date hereof have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein, and no meeting of the shareholders, directors, or any committee has been held for which minutes have not been prepared and are not contained in such minute books.

       4.8 Financial Statements. The Shareholders have delivered to CSI the financial statements of SVPC, as of December 31, 1996 and 1997, including the notes thereto, reviewed by Pascuzzi, Hedblad & Co., and the internally prepared unaudited financial statements of SVPC as of July 31, 1998 (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached as Schedule 4.8 hereto. The balance sheet dated as of July 31, 1998, included in the Financial Statements is referred to herein as the "CURRENT BALANCE SHEET." The Financial Statements fairly present the financial position of SVPC at each of the balance sheet dates and the results of operations for the periods covered thereby and, except as set forth in Schedule 4.8, have been prepared in accordance with GAAP consistently applied throughout the periods indicated. Except as set forth in Schedule 4.8, the books and records of SVPC fully and fairly reflect the transactions, properties, assets, and liabilities of SVPC. Except as set forth in Schedule 4.8, there are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. Except as set forth in Schedule 4.8, the Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

       4.9  Changes Since the  Current Balance  Sheet Date.   Except  as
  disclosed in Schedule 4.9, since the date of the Current Balance Sheet, SVPC has not:

            (a) sold, leased or transferred any of its properties or assets other than in the Ordinary Course of Business consistent with past practice;

            (b) made any payment in respect of its liabilities other than in the Ordinary Course of Business consistent with past practice;

            (c) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the Ordinary Course of Business, except for this Agreement and the transactions contemplated hereby;

            (d) suffered any theft, damage, destruction or casualty loss not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate;

            (e) suffered any extraordinary loss (whether or not covered by insurance);

            (f) waived, canceled, compromised, or released any rights having a value in excess of $10,000 in the aggregate;

            (g) made or adopted any change in its accounting practices or policies;

            (h) made any adjustment to its books and records other than in respect of the conduct of its Business activities in the Ordinary Course of Business consistent with past practice;

            (i) entered into any employment agreement not previously disclosed to CSI;

            (j) terminated, amended or modified any agreement involving an amount in excess of $10,000;

            (k) imposed any security interest or other Lien on any of its assets other than in the Ordinary Course of Business consistent with past practice;

            (l) delayed paying any account payable which is due and payable except to the extent being contested in good faith and except in the ordinary course of its Business consistent with past practice;

            (m) made or pledged any charitable contribution other than in the Ordinary Course of Business consistent with past practice; or

            (n)  made any Shareholder distributions.

       4.10 Liabilities. Except as set forth on Schedule 4.10, SVPC does not have any liabilities or obligations, whether accrued, absolute, contingent, or otherwise, except:

            (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged;

            (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto;

            (c) liabilities incurred in the Ordinary Course of Business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement, or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding); and

            (d)  normal   accruals,    reclassifications,   and    audit
  adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate.

       4.11 Litigation.   Except  as  set  forth  on  Schedule  4.11  or
  Schedule 4.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending or threatened by or against SVPC or the Shareholders or anticipated or contemplated by SVPC or the Shareholders, nor, to the best knowledge of SVPC and the Shareholders, is there any such action, suit, or other legal or administrative proceeding or governmental investigation anticipated or contemplated against SVPC or the Shareholders, affecting SVPC or any of its respective properties or assets, or the Shareholders, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and to the best knowledge of each of the Shareholders and SVPC, there is no basis for any of the foregoing. Except as set forth in Schedule 4.11 or
  Schedule 4.12, there are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which SVPC is or was a party which have not been complied with in full or which continue to impose any material obligations on SVPC.

       4.12 Environmental Matters.

            (a)  Green  Environment, Inc.  ("GEI") performed  subsurface investigations of the properties located at 3571-3581 Thomas Road, Santa Clara, California (previously defined in this Agreement as the "Owned Premises") and 3551-3561 Thomas Road, Santa Clara, California (hereinafter defined in this Agreement as the "Leased Premises"), and has prepared Environmental Site Assessments for the Owned Premises and the Leased Premises (collectively, the AGEI "ssessments"). The findings and conclusions of the GEI Assessments are attached hereto as part of this Schedule 4.12 and are incorporated herein by reference. The GEI and Assessments contain certain conclusions of fact and recommendations, including, but not limited to, the following:

       3571-3581  Thomas  Road,  Santa  Clara,  California  (the   Owned
  Premises)

            As a result of subsurface investigation activities on and off the Owned Premises performed by GEI as documented in its report entitled "Environmental Site Assessment, 3571-3581 Thomas Road, Santa Clara, California," and dated November 6, 1998, the following substances were detected in groundwater beneath the eastern area of the Owned Premises:

            Substance                Range of Concentration
            ---------                ----------------------
            Trichloroethene          3.4 to 22 parts per billion (ppb)
            1,1-dichloroethene       2.2 to 25.0 ppb
            1,1,1-trichloroethane    1.4 to 14.0 ppb

       3551-3561  Thomas  Road,  Santa  Clara,  California  (the  Leased
  Premises)

            As a result of subsurface investigation activities on and off the Leased Premises at 3551-3561 Thomas Road, Santa Clara, California, performed by GEI as documented in its report entitled "Environmental Site Assessment, 3551-3561 Thomas Road, Santa Clara, California," and dated November 6, 1998, trichloroethene was detected in groundwater beneath the eastern area of the Leased Premises at 11.0 ppb, and the following substances were detected in groundwater beneath the eastern area of the Owned Premises, and within a few feet of the property line of the Leased Premises, leading GEI to conclude those substances may also exist in the groundwater beneath the Leased
  Premises, even though the water samples taken did not detect the presence of those substances:

            Substance                     Range of Concentration
            ---------                     ----------------------
            1,1-dichloroethene            2.2 to 25.0 ppb
            1,1,1-trichloroethane         1.4 to 14.0 ppb

       Established Groundwater Cleanup Standards

            The California  Regional  Water Quality  Control  Board  has
  established the following final groundwater cleanup standards at a nearby property: 5 ppb trichloroethene, 6 ppb 1,1-dichloroethene, and 200 ppb 1,1,1-trichloroethane. Therefore, trichloroethene and 1,1-dichloroethene have been detected in groundwater beneath the Owned Premises at concentrations that may require future groundwater remediation, and trichloroethene has been detected in groundwater beneath the Leased Premises at concentrations that may require future groundwater remediation. In addition, GEI has reason to believe that 1,1-dichloroethene may be present in groundwater beneath the Leased Premises at a concentration that may require future groundwater remediation. The California Regional Water Quality Control Board and/or another public or private entity may require additional subsurface investigations on the properties.

       Asbestos-Containing Floor Tile

            Approximately 400 square feet of asbestos-containing floor tile are located within the Leased Premises.

            (b)  Except as set forth in and the GEI Assessments:

                 (i) SVPC is and has at all times been in material compliance with all Environmental, Health and Safety Laws (as defined herein) governing its Business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as defined herein). SVPC is not currently liable for any penalties, fines, or forfeitures for failure to comply with any Environmental, Health and Safety Laws. SVPC is in material compliance with all notice, record keeping, and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

                 (ii)      SVPC has obtained, or caused to be  obtained,
            and is in material compliance with, all licenses, certificates, permits, approvals and registrations (collectively the "LICENSES") required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its Business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses, and is in compliance in all material respects with all the terms, conditions, and requirements of such Licenses, and copies of such Licenses have been provided to CSI. There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any Governmental Authority or third parties against SVPC, its Business, operations, properties, or assets, which question the validity or entitlement of to any License required by the Environmental, Health and Safety Laws for the ownership of the properties and assets of SVPC and the operation of its Business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Purchased Assets, the Business or SVPC, or which would impose any liability upon CSI in the event that the transaction contemplated by this Agreement closes.

                 (iii) SVPC has not received, nor is it aware of, nor does it have any basis to expect to receive any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending or threatened against or involving SVPC, its Business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by SVPC of its properties or assets or the operation of its Business, which has not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on CSI in the event that the transaction contemplated by this Agreement closes, or which could have a Material Adverse Effect on the Purchased Assets, the Business, or SVPC.

                 (iv) SVPC is in full compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, or affect the Business or the Purchased Assets.

                 (v)  SVPC  has  not   generated,  manufactured,   used,
            transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any
            Environmental, Health and Safety Laws. SVPC has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon property currently or previously owned or leased by it, except as permitted by law. For purposes of this Agreement, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C.
            Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this Section 4.12, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

                 (vi) SVPC has not caused, allowed to be caused, or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Purchased Assets, the Owned Premises or the Leased Premises or to any properties adjacent thereto. There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any portion of the Owned Premises or the Leased Premises or to any properties adjacent thereto. For purposes of this Section, the terms "release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

                 (vii) SVPC has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer, or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law:

                      (A) has been placed on the National Priorities List or its state equivalent; or

                      (B)  the Environmental  Protection Agency  or  the
                 relevant state agency has notified that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither SVPC nor the Shareholders have received notice, and neither SVPC nor the Shareholders have knowledge of any facts which could give rise to any notice, that is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and
                 Safety Laws.  SVPC has not submitted         nor    was
                 required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises, the Owned Premises or the Purchased Assets. SVPC has not received any written or oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where SVPC has transported, transferred or disposed of other Wastes. SVPC has not been required to and has not undertaken any response or remedial actions or cleanup actions of any kind at the request of any Governmental Authorities or at the request of any other third party. SVPC has no liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or cleanup obligations.

                 (viii) SVPC does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor, to the best of its Knowledge and belief, have there ever been any Aboveground Storage Tanks, and/or Underground Storage Tanks in, on or under the Owned Premises and Leased Premises. For purposes of this Section 4.12, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                 (ix) Schedule 4.12 identifies, regardless of their materiality:

                      (A) all environmental audits, assessments or occupational health studies undertaken by SVPC or its respective agents, or by the Shareholders, or by any Governmental Authority, or by any third party, relating to or affecting SVPC or any of the Leased Premises, the Owned Premises or the Purchased Assets;

                      (B) the results of any ground, water, soil, air or asbestos monitoring undertaken by SVPC or its agents, or by the Shareholders, or by any Governmental Authority, or by any third party, relating to or affecting SVPC or any of the Leased Premises, the Owned Premises, or the Purchased Assets;

                      (C) all written communications between SVPC and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and

                      (D) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting SVPC or any of the Leased Premises, the Owned Premises or the Purchased Assets.

                 (x) Schedule 4.12 contains a recent survey, including recommendations for management, of "friable asbestos" (as such term is identified under the Environmental, Health and Safety Laws) present on the Owned Premises and Leased
            Premises. The recommendations have been fully implemented as of the date of this Agreement. SVPC has operated and continues to operate in compliance with all Environmental, Health and Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. There are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or threatened against or directly affecting SVPC, or any of its assets or operations relating to the use, handling, or exposure to and disposal of asbestos or asbestos-containing materials in connection with its assets and operations.

                 (xi) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, as any of them may be or have been amended from time to time, together with all regulations promulgated thereunder. In the event any Environmental, Health and Safety Law is amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

                 (xii) Schedule 4.12 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by SVPC on any of the Purchased Assets, the Owned Premises, or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release, or disposal of Hazardous Substances.

                 (xiii) Schedule 4.12 identifies the locations to which SVPC has transferred, transported, hauled, moved, or disposed of Waste over the past five years and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                 (xiv) None of the Purchased Assets, the Owned Premises, or Leased Premises presently includes, or has been constructed upon, any "wetlands" as defined under applicable Environmental, Health and Safety Laws.

                 (xv)      Schedule 4.12 identifies all Material:
                      (A) Remediation of any and all Hazardous Substances Discharged or Released from the operations of the Business and any other investigative, clean-up, and corrective actions, and the planning thereof, including without limitation, corrective, remedial or removal actions, and pre- or post-remediation monitoring, conducted with respect to any Environmental Condition ("REMEDIAL ACTION"); or
                      (B) Claims, citations, notices of violation or similar notices, actions, suits, orders, governmental investigations or proceedings, whether administrative or judicial and whether civil or criminal, alleging the violation of any Environmental, Health or Safety Laws ("LEGAL ACTION").

            For purposes of this Section 4.12(xv), the term "MATERIAL" when applied to a Remedial Action shall mean:

                      (A)  any  Remedial  Action  (excluding   attorneys
                 fees) undertaken as a result of any Legal Action, and for which the potential costs have exceeded or could reasonably be expected to exceed $10,000; and

                      (B) any Remedial Action not undertaken as a result of any Legal Action, and for which the potential costs have exceeded or could reasonably be expected to exceed $10,000.

            For purposes of this Section 4.12(o), the term "MATERIAL" when applied to a Legal Action shall mean:

                      (A) any Legal Action to which any Governmental Authority is a party, and for which the potential liability to SVPC or the Shareholders collectively has exceeded or could reasonably be expected to exceed $10,000; and

                      (B) any Legal Action to which any Governmental Authority is not a party, and for which the potential liability to SVPC or the Shareholders (excluding attorneys fees) collectively has exceeded or could reasonably be expected to exceed $10,000.

                 (xvi)     During the previous five (5) years:

                      (A) no employees, agents or independent contractors of SVPC have died or sustained severe personal injuries on the Owned Premises or Leased Premises or in the course of their employment or engagement by SVPC; and

                      (B) Neither SVPC nor any of its properties has been the subject of fines, penalties or charges issued or assessed by OSHA in excess of $5,000.

       4.13      Real Estate.

            (a) SVPC owns the real property set forth on Schedule 4.13(a), which Schedule sets forth the location and size of and principal improvements and buildings on the Owned Premises.

            (b) Schedule 4.13(b) sets forth a list of all leases, licenses, or similar agreements with respect to interests in real estate (the "LEASES") to which SVPC is a party (copies of which have previously been furnished to CSI), in each case setting forth:

                 (i) the lessor and lessee thereof and the date and term of each of the Leases;

                 (ii) the legal description or street address of each property covered thereby; and

                 (iii) a brief description (including size and function) of the principal improvements and buildings thereon (the ALEASED PREMISES"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, except as set forth on Schedule 4.13(b), and no party thereto is in default or breach under any such Lease. No event has occurred that, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. To the best knowledge of SVPC and the Shareholders, there is no breach or anticipated breach by any other party to such Leases. Except as set forth on Schedule 4.13(b), with respect to each such Leased Premises:

                      (A) SVPC has valid leasehold interests in the Leased Premises leased by it, which leasehold interests are free and clear of any Liens, covenants, easements, or title defects of any nature whatsoever;

                      (B) the portions of the buildings located on the Leased Premises that are used in the Business of SVPC are in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy SVPC's current and reasonably anticipated normal business activities as conducted thereat;

                      (C)  each of the Leased Premises:

                           (1)  has direct  access  to public  roads  or
  access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of SVPC's Business as presently conducted at such parcel; and

                           (2)  is  served  by  all  utilities  in  such
  quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                           (3)  SVPC has not received notice of:

                                (a)  any  condemnation  proceeding  with
  respect to any portion of the Leased Premises or any access thereto, and to the best knowledge of SVPC and the Shareholders, no such proceeding is contemplated by any Governmental Authority; or

                                (b)  any special  assessment  which  may
  affect any of the Leased Premises and to the best knowledge of SVPC and the Shareholders, no such special assessment is contemplated by any Governmental Authority.

                                (c)  all of  the  Purchased  Assets  are
  located on the Owned Premises, the Leased Premises, or the other locations identified on Schedule 4.13(c).

       4.14      Good Title to, Condition of, and Adequacy of  Purchased
  Assets.

            (a) Except as set forth on Schedule 4.14, SVPC has good and marketable title to all of the Purchased Assets, free and clear of any Liens (other than Permitted Liens) or restrictions on use.

            (b) The Purchased Assets are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with sound industry practices.

            (c) The Purchased Assets constitute all of the assets and properties necessary for the conduct of the Business of SVPC in the manner in which and to the extent to which such Business is currently being conducted.

       4.15      Compliance with Laws.

            (a) Except as set forth in Schedule 4.12 or Schedule 4.15, SVPC is and has been in compliance in all material respects with all laws, regulations, and orders applicable to it, its respective Business and operations (as conducted by it now and in the past), and the Purchased Assets. Except as set forth on Schedule 4.12 or
  Schedule 4.15, SVPC has not been cited, fined, or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders which have not been permanently cured and no proceeding with respect to any such violation is pending or threatened.

            (b) SVPC has not made any payment of funds in connection with its Business that is prohibited by law, and no funds have been set aside to be used in connection with its Business for any payment prohibited by law.

            (c) SVPC is not subject to any Contract, decree or injunction which restricts the continued operation of any Business or the expansion thereof to other geographical areas, customers and suppliers, or lines of Business.

       4.16 Labor and Employment Matters. Schedule 4.16 sets forth the name, address, social security number and current rate of compensation (base salary and bonus and/or commission) of each of the employees of SVPC as of July 31, 1998 and his or her relationship, if any, to any director, employee or officer of SVPC. Except as set forth in Schedule 4.16, SVPC is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there have been no efforts by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of SVPC into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage that affects or that may affect the Business of SVPC or which may interfere with its respective continued operations. SVPC has not within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout, or work stoppage involving any of the employees of SVPC during the twenty-four (24) months prior to the date hereof. The Shareholders are not aware that any executive or employee or group of employees has any plans to terminate his, her, or their employment with SVPC as a result of this Agreement or otherwise. Schedule 4.16 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which SVPC is a party or under which it has an obligation:

            (a)  employment agreements;

            (b)  employee  handbooks,  policy  statements  and   similar
                 plans;

            (c)  noncompetition agreements; and

            (d)  consulting agreements.

            None of the parties to any of the contracts or agreements listed on Schedule 4.16 is an Affiliate of a Shareholder, SVPC, or any of their respective directors, employees, officers, relatives or Affiliates, except by reason of the contract or agreement listed on
  Schedule 4.16. SVPC has complied with applicable laws, rules, and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act and the Worker Adjustment and Retraining Notification Act of 1988.

       4.17       Employee Benefit Plans.

            (a) Employee Benefit Plans. Schedule 4.17 contains a list setting forth each employee benefit plan or arrangement of SVPC, including, but not limited to, employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, Section 125 Premium Only Plan, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of SVPC participate (the "EMPLOYEE BENEFIT PLANS") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were provided to CSI).

            (b)  Compliance with  Law.   With respect  to each  Employee
  Benefit Plan:

                 (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "CODE");

                 (ii) no actions, suits, claims or disputes are pending or threatened;

                 (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency;

                 (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding;

                 (v) all reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and

                 (vi)      no  "prohibited  transaction"  has   occurred
  within the meaning of the applicable provisions of ERISA or the  Code.


            (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a):

                 (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to CSI, that such plans are qualified and exempt from federal income taxes;

                 (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs;

                 (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code;

                 (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the thirty (30) day notice requirement has been waived; and

                 (v) as of the Effective Time, the present value of all liabilities that would be "benefit liabilities" under Section
  4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan);

                 (vi) except as disclosed on Schedule 4.17, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made;

                 (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 4.17.

            (d)  Welfare Plans.   Other  than as  disclosed in  Schedule
  4.17:

                 (i) SVPC is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("WELFARE PLAN"), whether or not disclosed in Schedule 4.17, to provide medical or death benefits with respect to any employee or former employee of SVPC or its predecessors after termination of employment;

                 (ii) SVPC has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and

                 (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

            (e)  Other Liabilities.   Except  as set  forth on  Schedule
  4.17:

                 (i) none of the Employee Benefit Plans obligates SVPC to pay separation, severance, termination, or similar benefits solely as a result of any transaction contemplated by this Agreement;

                 (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet; and

                 (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of SVPC.

       4.18 Tax Matters. Except as set forth in Schedule 4.18 hereto, all Tax returns required to be filed prior to the date hereof with respect to SVPC or any of its respective income, properties, franchises, or operations have been filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, complete, and accurate in all respects. All Taxes due and payable by or with respect to SVPC have been paid or accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in
  Schedule 4.18 hereto:

            (a) with respect to each taxable period of SVPC, no taxable period has been audited by the relevant taxing authority;

            (b) no deficiency or proposed adjustment that has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against SVPC;

            (c) SVPC has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;

            (d) SVPC has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date;

            (e) there is no action, suit, taxing authority proceeding, audit or claim for refund now in progress, pending, or threatened against or with respect to SVPC regarding Taxes;

            (f) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of SVPC;

            (g)  SVPC will not be required:

                 (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date; or

                 (ii) as a result of any "Closing Agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date;

            (h) SVPC is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes;

            (i) there is no basis for any assessment, deficiency notice, thirty (30) day letter, or similar notice with respect to any Tax to be issued to SVPC with respect to any period on or before the Closing Date;

            (j) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to SVPC for the past two
  (2) years have been provided or made available to CSI;

            (k) SVPC will not be subject to any Taxes, other than the state income tax for the period ending at the Closing Date for any period for which a Tax Return has not been filed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and

            (l) no sales or use tax or property transfer tax (other than use tax on assets purchased), non-recurring intangibles tax, documentary stamp tax, or other excise tax (or comparable tax imposed by any Governmental Authority) will be payable by SVPC or CSI by virtue of the transactions contemplated in this Agreement.

       4.19 Insurance. SVPC is covered by valid, outstanding, and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets, and business against risks of the nature normally insured against by businesses in the same or similar lines of business and in coverage amounts typically and reasonably carried by such businesses (the "INSURANCE POLICIES"). Such Insurance Policies are in full force and effect (to the Closing Date only), all premiums due thereon have been paid, and SVPC has complied with the provisions of such Insurance Policies. Schedule 4.19 contains:

            (a) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to CSI); and

            (b) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets, or Business of SVPC. SVPC has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

       4.20 Receivables. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the Ordinary Course of Business of SVPC. All of the Receivables are good and collectible receivables, without set-off or counterclaims. Except as set forth in Section 6.6 (b) hereof, SVPC and the Shareholders hereby absolutely and unconditionally guarantee and agree to be a surety for the full and prompt payment to Buyer, no later than ninety
  (90) days following the Closing, of all amounts owing under each of the Receivables included in the Purchased Assets, as more fully identified and described on Schedule 4.20. SVPC and the Shareholders acknowledge that any failure to perform this guaranty obligation shall constitute a breach of this Agreement and shall entitle the Buyer to recover Indemnifiable Damages. SVPC and the Shareholders agree:

            (a) to pay to Buyer, upon demand, all amounts owing under any Receivables identified on Schedule 4.20 which have not been paid by the applicable account debtor within ninety (90) days following the Closing; and

            (b) to promptly pay to Buyer any amount they may receive and/or collect under any Receivables identified on Schedule 4.20, except for those Receivables purchased from Buyer under Section (a) above.

       4.21 Licenses and Permits. SVPC possesses all environmental licenses and permits and all other licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") for its Business and operations, including the operation of the Owned Premises and the Leased Premises, which Permits are listed on Schedule 4.21. All such Permits are valid and in full force and effect, SVPC is in full compliance with the requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them.
   Schedule 4.21 specifies all Permits which must be obtained by SVPC in order for SVPC to own the Purchased Assets and operate the Business of SVPC consistent with past practice (the "NEW PERMITS"). Except for the new Permits, none of the Permits is or will be impaired or in any way affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and are freely transferable to SVPC and will be transferred to SVPC at Closing.

       4.22 Relationships with Customers and Suppliers; Affiliated Transactions. No current supplier to SVPC of any items essential to the conduct of its Business has threatened to terminate its respective business relationship with it for any reason. Except as set forth on
  Schedule 4.22, none of SVPC or the Shareholders have any direct or indirect interest in any customer, supplier, or competitor of SVPC, or in any person from whom or to whom leases real or personal property.
   Except as set forth on Schedule 4.22, no officer, director, or shareholder of, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with SVPC or has any interest in any property used by SVPC.

       4.23 Intellectual Property. Schedule 4.23 sets forth a list of all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), all rights in mask works and other intellectual property used in the conduct of SVPC's Business (the "INTELLECTUAL PROPERTY") and all such rights, titles and interests shall be transferred to SVPC at Closing, free and clear of any liens or restrictions. SVPC has full legal right, title, and interest in and to all Intellectual Property used in its Business. The conduct of the Business of SVPC as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual property. No payments are required for the continued use of the Intellectual Property, except as set forth in Schedule 4.23. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. Except as set forth in Part 3.22(c) of the Disclosure Letter, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

       4.24 Contracts. Schedule 4.24 sets forth a list of each Contract to which SVPC is a party or by which its properties or assets are bound and which is material to its Business, assets, properties or prospects (the "PURCHASED CONTRACTS"), true and correct copies of which have been provided to CSI. The copy of each Purchased Contract provided to CSI is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 4.24, SVPC has not violated any of the material terms or conditions of any Purchased Contract or any term or condition which would permit termination or material modification of any Purchased Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or
  indemnification  or  notice  of  default  or  termination  under   any
  Purchased Contract. Except as set forth on Schedule 4.24, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by SVPC under any Purchased Contract, and to the best knowledge of SVPC and the Shareholders, no such event has occurred which constitutes or would constitute a material default by any other party. Except as set forth in Schedule 4.24, all Purchased Contracts are freely assignable to SVPC without notice to or the consent of any third party and, SVPC is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Purchased Contract. As used in this Section, Purchased Contracts shall include, without limitation:

            (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other person, or letters of intent or commitment letters with respect to same;

            (b) contracts obligating SVPC to purchase or sell products or services;

            (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000.00;

            (d) distribution, sales agency, or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same;

            (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, noncompetition agreements, and any other agreements relating to any employee, officer or director of SVPC;

            (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets, or know how, or other agreements regarding proprietary rights or intellectual property;

            (g) any Contract relating to pending capital expenditures by SVPC; and

            (h) other material Contracts or understandings, irrespective of subject matter and whether in writing, not entered into in the Ordinary Course of Business by SVPC and not otherwise disclosed on the Schedules.

       4.25 Accuracy   of   Information   Furnished   to   CSI.       No
  representation, statement, or information made or furnished by the Shareholders or SVPC to CSI or any of CSI's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by SVPC or the Shareholders, contains or shall contain any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading; provided, however, that SVPC and the Shareholders make no representations or warranties as to the accuracy or completeness of the documents listed on Schedule 4.25, which have been prepared by persons other than SVPC or the Shareholders, or their representatives.
   The Shareholders and SVPC have provided CSI with true, accurate, and complete copies of all documents listed or described in the various Schedules attached hereto.

       4.26 Business Locations. Except for the Owned Premises, and the Leased Premises, as of the date hereof, SVPC has no office or place of business other than as identified on Schedules 4.13(b) and 4.13(c) and all locations where the equipment, inventory, chattel paper, and books and records of SVPC are located as of the date hereof are fully identified on Schedules 4.13(b) and 4.13(c).

       4.27 Names; Prior Acquisitions. All names under which SVPC does business as of the date hereof are specified on Schedule 4.27. Except as set forth on Schedule 4.27, SVPC has not changed its name or used any assumed or fictitious name, nor been the surviving entity in a merger, acquired any business, nor changed its principal place of business or chief executive office within the past five (5) years.

        4.28 No Commissions. Except as specified on Schedule 4.28, neither SVPC nor the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


        4.29     Inventory.    All  Purchased  Assets  that  consist  of
  Inventory (including raw materials and work-in-progress):

            (a) were acquired in the Ordinary Course of Business consistent with past practice;

            (b) are of a quality, quantity, and condition useable or saleable in the Ordinary Course of Business within SVPC's normal inventory turnover experience; and

            (c)  are valued  at  the lower  of  cost or  net  realizable
  market value.   SVPC has  no material  liability with  respect to  the
  return or repurchase of any goods in the possession of any customer.

       4.30 Product Warranty. Except for product returned for repair or replacement in the Ordinary Course of Business, SVPC has no liability or obligation (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, or demand against any of them giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith. No product sold, manufactured, or delivered by SVPC is subject to any guaranty, warranty, or other indemnity other than the obligation to repair or replace defective product prior to customers "loading" or "populating" the circuit board (as those terms are customarily used in the industry).

                              ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER


            As a material  inducement to  the Shareholders  and SVPC  to enter into this Agreement and to consummate the transactions contemplated hereby, each of CSI and SVCS make the following representations and warranties to the Shareholders and SVPC:

       5.1  Corporate Status.   Each of CSI  and SVCS  is a  corporation
  duly organized, validly existing, and in good standing under the laws of the State of Illinois and California, respectively.

       5.2 Corporate Power and Authority. Each of CSI and SVCS has, or at the time Closing will have, the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder, and consummate the transactions contemplated hereby. CSI and SVCS have or will have taken at or prior to Closing all action necessary to authorize the execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by CSI and SVCS, the performance by them of their respective obligations hereunder, and the consummation by them of the transactions contemplated by this Agreement will not:

            (a)  contravene   any   provision   of   the   Articles   of
  Incorporation or Bylaws of either of them;

            (b) in any material respect violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against either of them;

            (c) conflict with, result in breach of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate any material Contract;

            (d) result in or require the creation or imposition of any lien upon or with respect to any property or assets of CSI or SVCS; or

            (e) require the consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal, or any other Person, except any SEC and other securities or exchange filings required to be made by CSI following the Closing Date.

       5.3 Enforceability. Each of this Agreement and the Other Agreements has been, or will have been at the time of Closing, duly executed and delivered by each of CSI and SVCS and constitutes or will constitute a legal, valid and binding obligation of each of CSI and SVCS, enforceable against each of CSI and SVCS in accordance with their respective terms.

       5.4 No Commissions. Neither CSI nor SVCS has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

       5.5 Financial Information. CSI has filed with the Securities and Exchange Commission all required reports, including, but not limited to, its Annual Report on Form 10-K for the year ended April 30, 1998, and its quarterly report on Form 10-Q for the quarter ended July 31, 1998 (the "SEC Documents"). The SEC Documents, as of the
  date of the filing thereof with the Commission, conformed in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing or, if such SEC Document was subsequently amended, as of the date of the filing of any amendment thereto with the Commission, such SEC Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       5.6 Capitalization. The authorized capital stock of CSI consists of 20,000,000 shares of Common Stock. As of the date hereof, approximately 4,200,000 shares of Common Stock are validly issued and outstanding, fully paid and non-assessable. All issued and outstanding shares of capital stock of SVPC are owned beneficially and of record by CSI.

       5.7 New Permits. There are no facts known to CSI or SVCS that will materially and adversely affect their eligibility for the transfer or re-issuance of any New Permits.

       5.8 Waiver of Bulk Sales Compliance. In reliance on SVPC's and Shareholders' representations and warranties and indemnification with respect thereto as provided in Article VI hereof, Buyer waives and shall not require compliance with applicable laws relating to or affecting bulk transfers and sales.

       5.9 Reliance on Information Furnished. Each of CSI and SVCS has not relied upon any statement in representations of SVPC or the Shareholders, employees, consultants and authorized agents other than as contained in the representation and warranties contained in this Agreement. Further, each of CSI and SVCS acknowledge that SVPC's finders have not been authorized to make any representation on behalf of SVPC and CSI and SVCS have not relied upon any representations of SVPC's finders.

                             ARTICLE VI

                           INDEMNIFICATION

       6.1 Agreement by SVPC and the Shareholders to Indemnify. SVPC and the Shareholders agree, jointly and severally, to indemnify, defend and hold Buyer harmless from and against the aggregate of all Buyer Indemnifiable Damages (as defined below); provided, however, that the aggregate indemnification liability of SVPC and the Shareholders collectively shall not exceed the Purchase Price (plus any costs of collection). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, jointly and severally, or diminution of value.

            (a) For purposes of this Agreement, "BUYER INDEMNIFIABLE DAMAGES" means, without limitation, the aggregate of all expenses, losses, costs, claims, diminution in value, deficiencies, liabilities and damages (including, without limitation as to type of expense, related counsel and paralegal fees and expenses) incurred or suffered by Buyer, to the extent:

                 (i)  resulting  from   any   material   breach   of   a
  representation or warranty made by SVPC or the Shareholders in or pursuant to this Agreement;

                 (ii) resulting from  any  breach of  the  covenants  or
  agreements  made  by  SVPC  or  the  Shareholders  pursuant  to   this
  Agreement;

                 (iii) resulting from any inaccuracy in any certificate or environmental report (except those listed in Schedule 4.25) delivered by SVPC or the Shareholders pursuant to this Agreement;

                 (iv) resulting from any Excluded Liabilities;

                 (v) resulting from any remediation, cleanup, or other actions required by applicable law, regulation, rule, or ordinance or by this Agreement to be taken by SVPC or the Shareholders to ensure that the Owned Premises and the Leased Premises are in compliance or are made to comply with all Environmental, Health and Safety Laws, or resulting from any failure to act or omission, with respect to any Environmental, Health and Safety Laws, including, without limitation, any and all financial and legal liabilities associated with any future subsurface investigations and soil and/or groundwater remediation activities on the Owned Premises and the Leased Premises, any private or public suit that may be brought as a result of real or alleged public health and/or environmental exposures caused by soil or groundwater contamination on the Owned Premises and the Leased Premises, and any private or public suit that may be brought as a result of real or alleged public health and/or environmental exposures caused by any soil or groundwater contamination on or under the Owned Premises or the Leased Premises that was a result of a release or releases of
            Hazardous Substances or Wastes on or under the soils or groundwater Owned Premises and the Leased Premises prior to SVCS's ownership and occupancy of the Owned Premises and the Leased Premises (the "CLEANUP LIABILITY"). Notwithstanding the foregoing, it is the intention of SVPC and Sharheolders, on the one hand, and Buyer, on the other hand, that the liability of SVPC and/or the Shareholders is expressly limited as set forth in this paragraph. To the extent any future subsurface investigation and soil and/or groundwater monitoring/testing reveals real or alleged public health or environmental exposures caused by any soil or groundwater contamination, other than or in combination with, the trichloroethene, 1,1-dichloroethene and 1,1,1-trichloroethane identified in the GEI Assessments ("GEI Substances"), on or under the Owned Premises or the Leased Premises, then in said event, Buyer acknowledges that SVPC and/or the Shareholders will not be responsible for any financial and legal liabilities associated with any non-GEI Substances except for any non-GEI substances of which SVPC and/or the Shareholders had Knowledge prior to closing. In any investigation involving a combination of GEI and non-GEI Substances, the parties agree to reasonably and in good faith apportion on a pro-rata basis all related financial and legal liabilities, taking into account all facts, circumstances, levels and concentrations of substances in comparison to state reported action levels, the particular focus of any state administrative clean-up order and all other reasonably associated factors;

                 (vi) resulting from any  default or failure  to pay  by
            the account debtors with respect to any of the Receivables identified on Schedule 4.20;

                 (vii)     resulting  from  repair  or  replacement   of
            defective product manufactured, sold and delivered by SVPC prior to the Closing Date; or

                 (viii) resulting from any fact, condition, event, act, omission, or other matter whose occurrence or failure to occur would have constituted a breach of a representation or warranty made by SVPC or the Shareholders in or pursuant to this Agreement were not that representation or warranty qualified by the words "to the best knowledge of SVPC and/or the Shareholders" or other words of similar import.

            (b) Each of the representations and warranties made by the Shareholders and SVPC in this Agreement or pursuant hereto shall survive for a period of twenty-four (24) months after the Closing Date, except as follows:

                 (i) the representations and warranties of the Shareholders to the extent relating to tax attributes or liabilities with respect to Taxes of SVPC, shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate;

                 (ii) the  representations   and   warranties   of   the
            Shareholders and SVPC contained in Sections 4.12 and 4.15 shall expire at the time the latest period of limitations expires for the enforcement by an applicable Governmental Authority of any remedy with respect to which the particular representations and warranties of the Shareholders related and if there is no such period of limitations, then the representations and warranties shall continue indefinitely; and

                 (iii)     the representations  and  warranties  of  the
            Shareholders and SVPC contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, and 4.6 shall not expire, but shall continue indefinitely, except for the representations and warranties contained in section 4.1, which shall expire upon the liquidation and dissolution of SVPC. No claim for the recovery of Buyer Indemnifiable Damages may be asserted by Buyer against or the Shareholders after such representations and warranties shall thus expire; provided, however, that claims for Buyer Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith (except those documents listed on Schedule 4.25). Each representation, warranty, covenant, and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant, and agreement.

            (c) In the event that Buyer believes it is entitled to a claim for any Buyer Indemnifiable Damages hereunder, Buyer shall promptly give written notice to SVPC and the Shareholders of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If neither SVPC nor the Shareholders pay the amount of the claim for Buyer Indemnifiable Damages to Buyer within fourteen (14) days, then Buyer may take any action or exercise any remedy available to Buyer by appropriate legal proceedings to collect the Buyer Indemnifiable Damages or make a claim for payment. However, this Section will not apply to any breach of any of SVPC and
  Shareholders' representations and warranties of which SVPC and Shareholders had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by SVPC and Shareholders of any covenant or obligation, and SVPC and Shareholders will be jointly and severally liable for all Damages with respect to such breaches.

       6.2 Conditions of Indemnification of Buyer. The obligations and liabilities of SVPC and the Shareholders hereunder with respect to the indemnities pursuant to this Article VI resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively the "BUYER CLAIMS") shall be subject to the following terms and conditions:

            (a) Buyer must give SVPC and the Shareholders notice of any such Buyer Claim promptly after Buyer receives notice thereof;

            (b) SVPC and the Shareholders shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Buyer Claim; provided, however, if a Buyer Claim is made against Buyer that exceeds the value of the Indemnification Security at such time, Buyer shall have the right to control the defense of the Buyer Claim;

            (c) in the event SVPC and the Shareholders shall elect not to undertake such defense, or within a reasonable time after notice of any such Buyer Claim from Buyer shall fail to defend, Buyer (upon further written notice to SVPC and the Shareholders) shall have the right to undertake the defense, compromise, or settlement of such Buyer Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of SVPC and the Shareholders (subject to the right of SVPC and the Shareholders to assume defense of such Buyer Claim at any time prior to settlement, compromise or final determination thereof);

            (d)  anything  in   this  Section   6.2  to   the   contrary
  notwithstanding:

                 (i) Buyer shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise, or settlement of the Buyer Claim;

                 (ii) neither SVPC nor any of the Shareholders shall, without Buyer's written consent, settle, or compromise any Buyer Claim or consent to entry of any judgement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Buyer of a release from all liability in respect of such Buyer Claim; and

                 (iii) Buyer, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with SVPC, the Shareholders and their respective counsel or other representatives concerning such Buyer Claim, and SVPC, the Shareholders and Buyer and their respective counsel shall cooperate with respect to such Buyer Claim.

            (e) Buyer may exercise the right of set-off for any amount to which it may be entitled under this section against any amount due SVPC or Shareholders under the promissory notes delivered to SVPC and Shareholders at closing. The exercise of such right and set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the promissory notes or any instrument securing a promissory note.

       6.3 Agreement by Buyer to Indemnify. Each of CSI and SVCS agrees jointly and severally to indemnify, defend, and hold SVPC and the Shareholders harmless from and against the aggregate of all Seller Indemnifiable Damages (as defined below); provided, however, that the aggregate indemnification liability of CSI and SVCS collectively shall not exceed the amount paid to SVPC pursuant to the Short Term Note (plus any costs of collection).

            (a) For purposes of this Agreement, "SELLER INDEMNIFIABLE DAMAGES" means, without duplication, the aggregate of all expenses, losses, costs, claims, deficiencies, liabilities, and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered SVPC or the Shareholders to the extent:


                 (i) resulting from any breach of a representation or warranty made by CSI or SVCS in or pursuant to this Agreement;

                 (ii) resulting from any breach of the covenants or agreements made by CSI or SVCS pursuant to this Agreement;

                 (iii)     resulting  from   any   inaccuracy   in   any
  certificate or report prepared by or on behalf of CSI or SVCS delivered by CSI or SVCS pursuant to this Agreement; or

                 (iv) resulting from any default or failure to pay or perform any of the Assumed Liabilities.

            (b) Each of the representations and warranties made by CSI and/or SVCS in this Agreement or pursuant hereto shall survive for a period of twenty-four (24) months after the Closing Date. No claim for the recovery of Seller Indemnifiable Damages may be asserted by SVPC or the Shareholders against CSI or SVCS after such representations and warranties shall thus expire; provided, however, claims for Seller Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants, and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

            (c) In the event that SVPC or the Shareholders believes he or it is entitled to a claim for any Seller Indemnifiable Damages hereunder, the claimant shall promptly give written notice to CSI and SVCS of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If neither CSI nor SVCS pays the amount of the claim for Seller Indemnifiable Damages to the claimant within ten (10) days, then the claimant may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Seller Indemnifiable Damages. However, this section will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

            (d) Amount otherwise payable under the Promissory Notes. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes or any instrument securing a Promissory Note.

       6.4 Conditions of Indemnification of SVPC and Shareholders. The obligations and liabilities of CSI and SVCS hereunder with respect to the indemnities pursuant to this Article VI resulting from any claim or other assertion of liabilities by third parties (hereafter called collectively "SELLER CLAIMS"), shall be subject to the following terms and conditions:

            (a) SVPC or the Shareholders asserting the claim for indemnification, as the case may be (the "INDEMNIFIED PARTY"), must give notice of any such Seller Claim promptly after the Indemnified Party receives notice thereof;

            (b) CSI and SVCS shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Seller Claim; provided, however, if a Seller Claim is made that exceeds $10,000, the Indemnified Party shall have the right to control the defense of the Seller Claim;

            (c) in the event that CSI and SVCS shall elect not to undertake such defense, or within a reasonable time after notice of any such Seller Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to CSI or SVCS) shall have the right to undertake the defense, compromise, or settlement of such Seller Claim, by counsel or other representatives of its choosing, on behalf of and for the account and risk of CSI and SVCS (subject to the right of CSI and SVCS to assume defense of such Seller Claim at any time prior to settlement, compromise, or final determination thereof);

            (d)  anything  in   this  Section   6.4  to   the   contrary
  notwithstanding:

                 (i) the Indemnified Party shall have the right, at its cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Seller Claim;

                 (ii) neither CSI nor SVCS shall, without the Indemnified Party's written consent, settle or compromise any Seller Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Seller Claim; and

                 (iii) the Indemnified Party, by counsel or other representatives of its own choosing and at its cost and expense, shall have the right to consult with CSI and SVCS and their respective counsel or other representatives concerning such Seller Claim, and CSI, SVCS and the Indemnified Party and their respective counsel shall cooperate with respect to such Seller Claim.

       6.5  Effect of Insurance and Taxes.

            (a) Any party or parties shall be deemed to have suffered a loss for which the other party or parties shall be liable for indemnification only to the extent that the party or parties claiming indemnification is or are unable to obtain monetary recovery with respect thereto under an insurance policy or from any other third party. If a party's entitlement to such a recovery is discovered after payments of indemnification hereunder, then the amount of such indemnification subject to such claim of entitlement against such third party shall be refunded to the party or parties who paid it, but only after and only to the extent of such recovery from such insurance policy or third party. An indemnified party who has received a recovery for a loss arising from a breach of a representation, warranty, or covenant under the Agreement which is subject to indemnification shall have no right to recover twice for the same loss under the indemnification provided in this Agreement.

            (b) In determining the amount of any loss to an indemnified party, any available tax benefits to the indemnified party, such as, for example, the ability to take any deduction of all or any part of the amount on such party's tax returns or the ability to exclude from income for tax purposes amounts which would have been includable in such party's income absent the loss, damage, or expense, shall be taken into account, such that only the net after tax effect of the loss or expense to the indemnified party shall be considered a loss subject to the indemnification provisions of this Agreement; provided, however, if any indemnity payment is includable in the income of the indemnified party, such payment shall be grossed up to the extent required to fully compensate the indemnified party after taking into account the associated tax liability.

            (c) For purposes of this Section 6.5, the term "loss" means any loss, liability, damage, cost, or expense indemnified against under this Article VI.

       6.6  Minimum  Threshold  for  Indemnification  by  SVPC  and  the
  Shareholders.

            (a) No indemnification shall be paid by SVPC or the Shareholders under Sections 6.1 (a)(i) through (v) and (viii) hereof until such time as the amount for which indemnification would otherwise be due to any and all parties entitled to indemnification from SVPC and the Shareholders hereunder exceeds $10,000 in the aggregate, and then only to the extent of the excess over $10,000;

            (b) No indemnification shall be paid by SVPC or the Shareholders under Section 6.1 (a)(vi) hereof until such time as the amount for which indemnification would otherwise be due to any and all parties entitled to indemnification from SVPC or the Shareholders hereunder exceeds $25,000 in the aggregate, and then only to the extent of the excess over $25,000.

            (c) No indemnification shall be paid by SVPC or the Shareholders under Section 6.1 (a) (vii) for repair a replacement of defective product until such time as the amount for which indemnification would otherwise be due to any and all parties entitled to indemnification from SVPC and the Shareholders hereunder exceeds $25,000 in the aggregate, and than only to the extent of the excess over $25,000. SVPC's maximum liability hereunder for the repair or replacement of the defective product shall not exceed the purchase price of product for which repair or replacement is sought or SVCS's actual out of pocket costs incurred in connection with the repair or replacement, whichever is less. In no event shall SVPC or
  Shareholders be liable for any special, indirect, incidental, consequential, exemplary or punitive damages.

       6.7 Security for Indemnification Obligation. As security (the "INDEMNIFICATION SECURITY") for the agreement by SVPC and the Shareholders to indemnify and hold Buyer harmless as described in
  Section 6.1, CSI shall have the right to offset any Indemnifiable Damages against the amounts due SVPC pursuant to the Subordinated Note.

       6.8 Collection of Receivables. SVCS agrees to use all reasonable and normal efforts to collect the Receivables. Payments received from customers after the Closing shall be applied as a customer specifically directs in writing or as is reasonably implied by reference to the remittance, otherwise against the oldest Receivables first. Except as set forth in Section 6.6 (b) hereof, SVPC agrees to pay to SVCS, promptly after SVCS delivers written notice to SVPC, an amount equal to any reduction in the amount of a Receivable due to a sales adjustment made by a customer after the Closing. If SVPC subsequently collects any portion of a Receivable for which SVPC and/or the Shareholders have paid SVCS pursuant to the
  Section 4.20 guaranty of Receivables (whether directly or through a deduction from the Subordinated Note), SVCS will reimburse SVPC and/or the Shareholders by payment in the amount of such subsequent collection to the source from which such indemnification payment came, i.e., either SVPC and/or the Shareholders if they paid SVPC directly or the Subordinated Note if the indemnification payment was deducted therefrom. SVCS agrees that it will, at the request of SVPC and/or the Shareholders, assign and transfer to SVPC any uncollected Receivables for which SVCS has been paid indemnification pursuant to
  Section 4.20, and upon such assignment SVPC will be free to use any lawful means to collect such Receivable, without intentionally damaging the ongoing business relationship by and between SVCS and the customer.

                             ARTICLE VII

                        ADDITIONAL AGREEMENTS

       7.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out, and comply with all of the terms of this Agreement and the transactions contemplated hereby.

       7.2  Compliance with  Covenants.   The Shareholders  shall  cause
  SVPC to comply with all of its respective covenants of SVPC under this Agreement.

       7.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the NASDAQ Stock Market in connection with the transactions contemplated by this Agreement.

       7.4 Tax Treatment. Each party to this Agreement has sought and received its own advice as to the tax treatment of the transactions covered by this Agreement and is not relying on any opinions of the other parties or their respective advisers with respect thereto. All parties hereto agree to fully and completely comply with the reporting requirements of the Internal Revenue Service.

       7.5 Restrictive Covenants. In order to assure that CSI and SVCS will realize the benefits of this Agreement and in consideration of the transactions set forth in this Agreement, SVPC and the Shareholders agree with CSI and SVCS that they shall not, provided CSI and SVCS are not in default of their obligations under the Subordinated Note, and Guaranty, for a period of sixty (60) months from the Closing Date:

            (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the Restricted Territory (as defined below), and which is directly or indirectly in competition with the Business conducted by SVPC at the Closing Date; provided, however, that, the beneficial ownership of less than 5% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section.
   As used in this Section 7.5, the term "Restricted Territory" means the state of California;

            (b)  directly or indirectly:

                 (i) induce any Person who is a customer of SVPC at the Closing Date to patronize any business directly or indirectly in competition with the Business conducted by SVPC;

                 (ii) canvass, solicit or accept from any Person any such competitive business; or

                 (iii) request or advise any Person which is a customer of SVPC at the Closing Date to withdraw, curtail, or cancel any such customer's business with SVCS.

            (c) without the prior written consent of CSI, directly or indirectly, employ, or knowingly permit any company or business directly or indirectly controlled by SVPC or the Shareholders, to employ, any person who was employed by SVPC at or within six (6) months prior to the Closing Date, or in any manner seek to induce any such Person to leave his or her employment;

            (d) directly or indirectly, at any time following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in their possession's any of SVPC proprietary rights or records, including, but not limited to, any of their customer lists.

            SVPC and the Shareholders agrees and acknowledges that the restrictions contained in this Section 7.5 are reasonable in scope and duration and are necessary to protect CSI after the Closing Date. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to CSI and upon breach of any provision of this Section, CSI shall be entitled to injunctive relief, specific performance, or other equitable relief; provided, however, that this shall in no way limit any other remedies which CSI may have (including, without limitation, the right to seek monetary damages).

       7.6  Taxes and Transfer Taxes.

            (a) SVPC shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business or the
  Purchased Assets, in each case attributable to periods (or portions thereof) prior to the Closing Date. Buyer shall be liable for and shall pay:

                 (i) all Taxes reflected as a liability on the Closing Date Statement; and

                 (ii) all Taxes (whether assessed or unassessed) applicable to the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning on the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date.

            (b) Notwithstanding Section 7.6(a), any Tax (including a sales tax or gains tax) directly attributable to the sale or transfer of the Purchased Assets, shall be paid by SVPC. Buyer, SVPC and the Shareholders agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

            (c) SVCS shall pay to Shareholders on or before February 15, 1999 the amount of the DEEMED INCOME TAX LIABILITY. The Deemed Income Tax Liability shall be the amount of federal and state income tax liabilities of the Shareholders of SVPC for the taxable income of SVPC, excluding the gain on the consummation of this transaction, from January 1, 1998 to the Closing Date. The Shareholders shall prepare the calculations of the Deemed Income Tax Liability using consistent tax accounting methods and shall submit the calculation to Buyer for approval, which approval shall not be unreasonably withheld.

       7.7 Other Agreements. Upon the Closing, each party hereto that is a signatory to any of Exhibits A through D (the "OTHER AGREEMENTS") agrees to execute and deliver such Other Agreements, as appropriate, to the other parties to such Other Agreements. The parties agree that the non-competition covenants contained in the Employment Agreements with the Shareholders attached as Exhibit D are an integral part of this Agreement.

       7.8  Employment Procedure.

            (a) Pursuant to IRS Revenue Procedure 84-77, Buyer shall assume SVPC's obligations to furnish Forms W-2 to Employees for the calendar year in which the Closing Date occurs.

            (b) Nothing in this Section 7.8, express or implied, shall confer upon any Employee, any legal representative thereof or any third party rights, benefits, or remedies, including any right to employment, or continued employment for any specified period of any nature or kind whatsoever under or by reason of this Agreement or any of the Other Agreements.

            (c) SVPC shall retain the right to amend or terminate any Employee Benefit Plan, in accordance with the terms of such Employee Benefit Plan.

       7.9 Corporate Name Change. SVPC shall, immediately following the Closing, execute and deliver to CSI for filing all documents or certificates necessary to change the legal, trade or assumed names of SVPC to names which do not, in the sole discretion of CSI, create any likelihood of confusion with the names "H.O.T.L.R.T., Inc. d/b/a Silicon Valley Printed Circuits," any abbreviations or derivations thereof, or any other names which are included in the Intellectual Property.

       7.10 Payments of Accounts Receivable. In the event that the Shareholders shall receive any instrument of payment of any of the Receivables not repurchased from SVCS by SVPC or the Shareholders, SVPC or the Shareholders, whichever the case may be, shall forthwith deliver such payment or instrument to SVCS, endorsed where necessary, without recourse, in favor of SVCS.

       7.11 New Permits and Environmental Due Diligence. CSI or SVCS shall duly file and diligently pursue all applications for New Permits and pay all associated filing and permit transfer fees. SVPC shall use its best efforts to assist the prompt transfer or assignment to SVCS of all New Permits. Any application for the renewal of any License due prior to the Closing Date has been, or will be, timely filed prior to the Closing date. After execution of this Agreement, SVPC will take all actions necessary to assist SVCS in obtaining all New Permits.

       7.12 Environmental Covenants of SVPC.

            (a) At its sole cost and expense, SVPC or Shareholders shall remove, within thirty (30) days after the Closing, the 400 square feet of asbestos-containing floor tile located within the Leased Premises. Said removal shall be performed by a licensed asbestos abatement contractor. SVPC shall provide copies of all removal certifications and proof that the removed asbestos-containing materials were disposed in accordance with all applicable Environmental, Health and Safety Laws.

            (b) At its sole cost and expense, SVPC or Shareholders shall determine whether the existence of the substances noted in the GEI Assessments must be reported to the Environmental Protection Agency or the relevant state agency, and, if SVPC determines the existence of such substances must be reported, SVPC or Shareholders shall report such existence in accordance with all applicable Environmental, Health and Safety Laws.

       7.13 Environmental Covenants of Buyer.

            (a) Buyer covenants that on and after the Closing Date, it will comply with all applicable Environmental, Health and Safety Laws and will maintain compliance in all material respects with the terms and conditions of all Permits required for the ongoing operation of the Business and its use and occupancy of the Owned Premises and Leased Premises.

            (b) Buyer covenants that on and after the Closing Date it will continue to operate the Business and will use and occupy the Owned Premises and Leased Premises in substantially the same manner (as to type of Business) as SVPC currently operates the Business and uses and occupies the Owned Premises and Leased Premises.

            (c) Remediation of Environmental Conditions Arising After Closing Date. Buyer covenants that it shall be responsible for remediation of Environmental Conditions resulting from its operations on the Owned Premises and the Leased Premises after the Closing Date.

            (d) Off-Site Environmental Liabilities. Buyer covenants that it shall be responsible for all actions brought or claims made pursuant to any Environmental, Health and Safety Laws arising from the alleged Discharge or Release or threatened Discharge or Release of Hazardous Substances transported off the Owned Premises or Leased Premises on or after the Closing Date. This provision shall not apply to Hazardous Substances transported off site by SVPC or its agents in connection with the Remediation of the Owned Premises and Leased Premises conducted by SVPC under this Agreement.

       7.14 Incentive Compensation Plan.   Buyer covenants that it  will
  adopt an Incentive Compensation Plan for the employees of the Company in substantially the form of the plan contained in Exhibit E.

       7.15 Business Expansion Plan. Buyer represents that its strategy for the Business includes the purchase of an adjacent building, renovation to the Owned Premises and Leased Premises, and the purchase and/or lease of equipment, all within the first year after the Closing Date, and in the aggregate amount of approximately $1,800,000. Notwithstanding the foregoing, there are risks and uncertainties inherent in Buyer's anticipated business strategy that are not foreseeable as of the date hereof. Accordingly, CSI and the Buyer makes no warranty that Buyer will realize their business strategy and SVPC and Shareholders acknowledge that Buyer is under no obligation whatever to effectuate the aforestated business strategy.

       7.16 Buyer's Promissory Notes. On the Closing Date, Buyer and Shareholders Thomas L. Rogotzke and Hershel O. Petty agree to exchange the subordinated notes payable to Shareholders as set forth in the
  Current  Balance  Sheet   for  the   promissory  notes   of  SVPC   in
  substantially the form of the Promissory Notes (and Guaranty) contained in Exhibit F.

       7.17 Notes Receivable from Shareholders. Shareholders agree to repay the notes receivable from Shareholders as set forth on the Current Balance Sheet within forty-five (45) days after the Closing Date, if not paid prior thereto.

                             ARTICLE VIII

                             DEFINITIONS

       8.1  Defined Terms.   As used herein,  the following terms  shall
  have the following meanings:

            "Aboveground Storage Tanks" defined in Section 4.12(h).

            "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

            "asbestos"  or  AAsbestos-containing  material"  defined  in
  Section 4.12(j).

            "Assumed Liabilities" defined in Section 1.3.

            "Balance Sheet" means the unaudited balance sheet of SVPC as of July 31, 1998, included in Schedule 4.8.

            "Balance Sheet Date" means July 31, 1998.
            "Bill of Sale" means the Bill of Sale in the form attached hereto as Exhibit C.

            "Business" defined in the Recitals to this Agreement.

            "Buyer Claims" as defined in Section 6.2.

            "Buyer Indemnifiable Damages" defined in Section 6.1(a).

            "CERCLA" defined in Section 4.12(e).

            "Cleanup Liability" defined in Section 6.1(a).

            "Closing Date" defined in Section 3.1.

            "Code" defined in Section 4.17(b).

            "Common Stock" means shares of CSI's common stock, no par value per share.

            "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation, or other contract, agreement or instrument, whether written or oral.

            "Current Balance Sheet" defined in Section 4.8.

            "Deemed Income Tax Liability" defined in Section 7.6(c).

            "Discharge" defined in Section 4.12(f).

            "Effective Time" defined in Section 3.1.

            "Employee Benefit Plans" defined in Section 4.17(a).

            "Employment Agreements" means the Employment Agreements between Buyer and each of the Shareholders in the forms attached hereto as Exhibit D.

            "Environmental, Health and Safety  Laws" defined in  Section
  4.12(k).

            "EPCRA" defined in Section 4.12(e).

            "ERISA" defined in Section 4.17(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Assets" defined in Section 1.2.

            "Excluded Liabilities" defined in Section 1.4.

            "FIFRA" defined in Section 4.12(e).

            "Financial Statements" defined in Section 4.8.

            "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time, consistently applied.

            "Governmental Authority" means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hazardous Substances" defined in Section 4.12(e).

            "Indemnification Security" defined in Section 6.7.

            "Indemnified Party" defined in Section 6.4(a).

            "Insurance Policies" defined in Section 4.19.

            "Intellectual Property" defined in Section 4.23.

            "Knowledge" means an individual will be deemed to have "knowledge" of a particular fact or other matter if:

                 (a) such individual is actually aware of such fact or other matter; or

                 (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

            "Leased Premises" defined in Section 4.13(b).

            "Leases" defined in Section 4.13(b).

            "Licenses" defined in Section 4.12(b).

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

            "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, Business, or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, Business or prospects.

            "New Permits" defined in Section 4.21.

            "Ordinary Course of Business" means an action taken by a Person will deemed to have been taken in the "Ordinary Course of Business" only if:

                 (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                 (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority)[and is not required to be specifically authorized by the parent company (if any) of such Person];and

                 (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of the Persons that are in the same line of business as such Person.

            "OSHA" defined in Section 4.12(e).

            "Other Agreements" defined in Section 7.7.

            "Owned Premises" defined in Section 1.1(f).

            "Permits" defined in Section 4.21.

            "Permitted Liens" means: (a) liens for taxes and other governmental charges and assessments which are not yet due and payable; (b) liens of landlords and liens of carriers, warehousemen, mechanics, and materialmen and other like liens arising in the Ordinary Course of Business for sums not yet due and payable; and (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority, or other entity, of whatever nature.

            "Purchased Assets" defined in Section 1.1.

            "Purchased Contracts" defined in Section 4.24.

            "Purchase Price" defined in Section 2.1

            "RCRA" defined in Section 4.12(e).

            "Receivables" means all receivables of SVPC, including all trade account receivables arising from the provision of services or sale of inventory, notes receivable, notes receivable from Shareholders and insurance proceeds receivable.

            "Release" defined in Section 4.12(f).

            "Restricted Territory" defined in Section 7.5(a).

            "SEC" means the Securities and Exchange Commission.

            "SEC Documents" defined in Section 5.5.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller Claims" as defined in Section 6.4.

            "Seller Indemnifiable Damages" defined in Section 6.3(a).

            "Shareholders" defined in the introductory paragraph of this Agreement.

            "Short Term Note" defined in Section 2.1(a).

            "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

            "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security, and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

            "Underground Storage Tanks" defined in Section 4.12(h).

            "Waste" defined in Section 4.12(e).

            "Welfare Plan" defined in Section 4.17(e).

       8.2  Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

            (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                             ARTICLE IX

                         GENERAL PROVISIONS

       9.1 Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive for such time as the indemnity for the breach thereof shall survive as set forth in Sections 6.1, 6.2, and 6.3.

       9.2 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials, and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of SVPC and the Shareholders, to their counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, after the Closing buyer may use or disclose any confidential information included in the purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which:

            (a) is or becomes available to such party on a non-confidential basis from a source other than such party;

            (b) is or becomes available to the public other than as a result of disclosure by such party or its agents;

            (c) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed; or

            (d) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby, provided that the disclosing party gives reasonable prior notice to the other parties.

       9.3 No Public Announcement. Neither Buyer nor SVPC, nor the Shareholders, without approval of the other, shall make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not:

            (a) preclude communications or disclosures necessary to implement the provisions of this agreement or to comply with any accounting rules; or

            (b) prevent CSI from making any public disclosure which CSI believes in good faith is required by law or by the terms of any listing agreement with or requirements of a securities exchange.

       9.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered, and received:

            (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery;

            (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested, and postage prepaid;

            (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service;

            (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (Chicago, Illinois time) on any business day; or

            (e)  on the next business day if delivered by facsimile  and
  electronically confirmed either  after 5:00 p.m.   (Chicago,  Illinois
  time) or on a non-business day, in each case addressed as follows:

            If to the Shareholders:  Mr. Thomas L. Rogotzke
                                     287 Hubbard Avenue
                                     Redwood City, California 94062
                                     Phone:  650-364-9867
                                     Fax:      650-364-1172

                    With a copy to:  Anthony J. Kerin, III, Esq.
                                     Flicker & Kerin
                                     285 Hamilton
                                     Suite 460
                                     P.O. Box 840
                                     Palo Alto, California  94302
                                     Telephone:     650-321-0947
                                     Facsimile:     650-326-9722

                 If to the Buyer:    Mr. D.S. Patel
                                     President and Chief Executive Officer
                                     Circuit Systems, Inc.
                                     2400 East Lunt Avenue
                                     Elk Grove Village, Illinois  60007
                                     Telephone:     847- 439-1999
                                     Facsimile:     847- 439-9638

                 With a copy to:     Thomas W. Rieck, Esq.
                                     Rieck and Crotty, P.C.
                                     55 West Monroe Street
                                     Suite 3390
                                     Chicago, Illinois  60603
                                     Telephone:     312-726-4646
                                     Facsimile:     312-726-0647

  or to such other address or addresses as may hereafter by specified by notice given by any of the above to others.

       9.5  Successors and  Assigns.   This Agreement  shall be  binding
  upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, without limitation, in the case of Buyer, any Affiliate as well as the successors in interest to such Affiliate (whether by merger, liquidation [including successive mergers or liquidations] or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.5 any right, remedy, or claim under or by reason of this Agreement.

       9.6 Access to Records after Closing. For the period of the survival of any indemnification obligations hereunder, SVPC and its representatives shall have reasonable access to all of the books and records of the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by or the Shareholders in connection with matters relating to or affected by the operations of the Business prior to the Closing Date or pursuant to any collections of accounts receivable. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. SVPC shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 9.6. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such period, Buyer shall, prior to such disposition, give SVPC a reasonable opportunity, at SVPC's expense, to segregate and remove such books and records as SVPC may select. For a period of three (3) years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which SVPC may retain after the Closing Date. Such access shall be afforded by SVPC and its respective Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 9.6. If SVPC or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such three (3) year period, such party shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

       9.7 Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings, or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.


       9.8 Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

       9.9 Waivers. Any term or provision of this Agreement may be waived or the time for its performance may be extended by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

       9.10 Expenses. Except as otherwise set forth herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses, and disbursements of its counsel and accountants.

       9.11 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

       9.12 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to SVPC, the Shareholders, and Buyer.

       9.13 Further Assurances.  On the Closing Date, SVPC shall:

            (a) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of SVPC in, to or under any or all of the purchased Assets; and

            (b) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, SVPC shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

       9.14 Destruction of Information. If the contemplated transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

       9.15 Time of the  Essence.   With regard  to all  dates and  time
  periods set forth or referred to in this Agreement, time is of the essence.

       9.16 Governing Law; Submission to Jurisdiction. This Agreement shall be enforced in accordance with the laws of the State of California and shall be construed in accordance therewith. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Santa Clara, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding in the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal Courts located in the County of Santa Clara, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement.
   Each Party hereby authorizes and accepts service of process sufficient for personal mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

  BUYER: ___________________            __________________________

     CIRCUIT SYSTEMS, INC.,             SVPC CIRCUIT SYSTEMS, INC.
     an Illinois Corporation            a California Corporation


  By: /s/                            By: /s/
     _______________________            _________________________
     James E. Robbs                     James E. Robbs
     Vice President-Chief Financial     Vice President-Finance
     Officer

  SELLER:

     ________________________
     H.O.T.L.R.T., INC. d/b/a SILICON
     VALLEY PRINTED CIRCUITS,
     a California Corporation
                                        SHAREHOLDERS:

  By:  /s/                              /s/
      ______________________            _________________________
      Thomas L. Rogotzke                Thomas L. Rogotzke
      President                         /s/
                                        _________________________
                                        Richard T. Lebherz
                                        /s/
                                        _________________________
                                        Hershel O. Petty